EXHIBIT 16


                       CHISHOLM, BIERWOLF & NILSON, LLC
                         Certified Public Accountants
                             533 West 2600 South
                            Bountiful, Utah  84010
              (801) 292-8756 Telephone     (801) 292-88-0 Fax


May 26, 2004


Securities and Exchange Commission
Washington, DC  20549

Re:  Zynex Medical Holdings, Inc.

Gentlemen:

We have read Item 4. "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" contained in Zynex Medical Holdings, Inc.'s Form 8-K and are in agreement with the statements contained therein, as they relate to our firm.

Very truly yours,



/s/ Chisholm, Bierwolf & Nilson, LLC
Chisholm, Bierwolf & Nilson, LLC
Salt Lake City, Utah